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EX23.23(j)(1)(B)


                           Consent of

             Independent Certified Public Accountant


UMB  Scout  Worldwide Fund, Inc. (Worldwide and Worldwide  Select
Portfolios)
UMB Bank, n.a.
Kansas City, Missouri


   We hereby consent to the use in this Post-Effective Amendment 17 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 19 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A, of our report dated July 28, 2000, accompanying and pertaining to the financial statements of UMB Scout Worldwide Fund, Inc. as of June 30, 2000, which are included in such Post-Effective Amendments.


                                 /S/BAIRD, KURTZ & DOBSON
                                    BAIRD, KURTZ & DOBSON


Kansas City, Missouri
October 30, 2000